UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A #2

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: June 30, 2010

                          Amended on November 30, 2010


                           GULFSTAR ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

              Colorado                                 333-151398                               02-0511381
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
   incorporation)                                    Number)                            Number)


                 3410 Embassy Drive, West Palm Beach, FL, 33401
                 ----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (800) 820-1632
                                 --------------
               Registrant's telephone number, including area code

                              Bedrock Energy, Inc.
               8950 Scenic Pine Drive, Ste 100, Parker, CO 80134
               -------------------------------------------------
         (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[   ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[   ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[   ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
     Exchange Act (17 CFR 240.13e-4(c)

                                Explanatory Note

Gulfstar Energy Corporation is filing the Amendment #2 to its Current Report on Form 8-K/A that was filed with the Securities and Exchange Commission on August 5, 2010. This Amendment is filed for the sole purpose of amending Section 9,
Item 9.01(a) to include the Unaudited Condensed Balance Sheet as of March 31, 2010 and the Unaudited Condensed Statement of Operations and Cash Flows for the quarters ended March 31, 2010 and 2009 and for the Period from inception to March 31, 2010 for Gulfstar Energy Group, LLC and Talon Energy Corporation and the Unaudited Proforma Condensed Consolidated Balance Sheet as of March 31, 2010 and the Unaudited Pro Forma Condensed Statement of Operations for the quarter ended March 31, 2010.


                        SECTION 2 - FINANCIAL INFORMATION

Item 2.01 - Completion of Acquisition or Disposition of Assets

On May 5, 2010, Gulfstar Energy Corporation ("the Company") entered into Share Exchange Agreement (Agreement) with Talon Energy Corporation (Talon). Talon is a Florida Company engaged in management activities in the oil and gas industry. The closing of the acquisition of Talon was contingent upon the delivery of audited financial statements of Talon and the issuance and delivery of the common stock of the Company and Talon. On June 24, 2010, the Agreement was replaced by a Revised and Amended Share Exchange and Acquisition Agreement providing essentially the same terms and requiring and contemplating the delivery of a Share Exchange Agreement for approximately 60% of Gulfstar Energy Group LLC and closing thereon and delivery of an Acquisition Agreement for approximately 40% of Gulfstar Energy Group LLC. The Agreement provided for the Company to issue 3,500,000 restricted shares of its common stock to the shareholders of Talon in exchange for the issued and outstanding shares of Talon. After the exchange of such shares the Company owns 100% of the issued and outstanding stock of Talon.

On June 24, 2010, the Company entered into and completed a Share Exchange Agreement with Jason Sharp and Timothy Sharp, officers and shareholders of Gulfstar Energy Group, LLC, a Mississippi Limited Liability Company, for approximately 60% of Gulfstar Energy Group LLC, for 11,659,659 shares (restricted) of common stock of the Company.

The Acquisition Agreement with Gulfstar Energy Group LLC, provides for the Acquisition of the remaining approximately 40% of the outstanding interests of the LLC, but requires the effectiveness of a Registration Statement filed with SEC to register shares for offering to the individual interest holders of 8,340,341 shares of common stock.

As a result, the Company now owns 60% of Gulfstar Energy Group LLC and 100% of Talon Energy Corporation.

The new subsidiary, Gulfstar Energy Group, LLC operates a pipeline in Western Kentucky and acts as syndicator of financing for wells and as the designated operator for wells. It has mineral right leases on approximately 9,000 acres, has acted as syndicator and operator of 24 natural gas wells in Kentucky, has built and operates a 16 mile gas pipeline and is transporting gas.

Talon will be used to manage and coordinate financing for the pipeline business expansion and future drilling.

The Company, through its subsidiaries, is currently focusing its operational efforts, initially, on the operation and continuing construction of its, pipeline gas system and management of existing oil and gas wells and intends to be involved in oil and gas operation exploration and development drilling. Geographically, focused on oil and non-conventional shale gas in the Illinois Basin of Western Kentucky. The Company's strategic focus will be on lower risk profile income producing oil and gas assets that have sizable developmental drilling potential with multiple pay zones. The Company intends to focus its pipeline development efforts on private producers of constrained and shut-in natural gas assets in Western Kentucky. The Company intends to provide producers in its area with a turn key solution of access to an additional developmental drilling partner, midstream management, and to provide an economical downstream solution to move existing production towards liquidity.

The Company completed the acquisition of Talon Energy Corporation on June 29, 2010 which brings management, transactional experience and cash to the Company.

The Company intends to leverage its assets to develop energy prospects for its own account or co-venture with other companies which can benefit from an association with the Company's pipelines and management.

Gulfstar Energy Group, LLC, has constructed 16 miles of pipeline infrastructure with six additional miles of gathering lines has connected 14 wells and is in the process of connecting another 24 wells to the lines. At least 50 additional wells are available to the pipeline from other independent owners for connection. Gulfstar Energy Group, LLC has pipeline operations in Kentucky which is shipping gas to a burner tip purchaser. Gulfstar Energy Group, LLC intends to flow gas to a Bowling Green processing plant by mid to late 2010, and will clean and flow gas through a hot tap with Midwestern Gas Transmission, the Company's transcontinental pipeline in late 2010 or early 2011.

Gulfstar Energy Group, LLC  Subsidiary: (60%)


Presently, Gulfstar Energy Group, LLC ("Gulfstar Energy") holds interests overriding royalties of 12.5% on 24 wells. Neither the Company nor Gulfstar Energy Group, LLC holds interest in any wells. Under a management agreement with the working interest holders, Gulstar Energy Group, LLC syndicated the financing of these wells, provides operator services and over sees well operation. In return for such services, the Company receives a net revenue only interest in the wells of 12.5%. Gulfstar Energy has 9,000 acres under an 87 1/2% net lease with 10,000 acres under option. Under its proposed drilling program, the Company has managed the drilling of 24 wells to date all of which produce high BTU content gas and 5 wells which produce a total 35 BPD of 45 gravity oil. Based on initial well production, the Company believes further developmental work on its existing wells is required to achieve desired gas production rates.

Location                   Gross Acres                      Net Acres
---------                  -----------                      ---------
Kentucky                   9,232                           8,078 (87.5%)

*There are approximately 960 acres held by production

Location          Gross Producing Wells              Net Producing Wells
--------          ---------------------              -------------------
Kentucky          24                                 3 (12.5% Royalty)

With approximately 300 shut in wells within 3.5 miles of Gulfstar Energy's pipelines, the Company believes it is positioned to be the only viable gas gatherer in the area. The Company intends to contract for existing shut in gas production at 50% of market price, and subsequently sell the gas downstream at market price for its own account.

Chart Production type of Wells

Oil               Gas               Total
---               ---               -----
5                 24*               24

* 5 wells also produce oil.





Plan of Operations

The Company has developed a 12 month budget, as follows in the table below

                               September 30,    December 31,      March 31,      June 30,           12 Month Total
                                   2010             2010            2011           2011
                              ---------------- ---------------- -------------- ------------- ---- --------------------
Overhead
Salaries                             $250,000         $340,000       $360,000      $380,000                $1,330,000
General and Administrative            140,000          130,000        160,000       140,000                   570,000
                              ---------------- ---------------- -------------- ------------- ---- --------------------
Total Overhead                       $390,000         $470,000       $520,000      $520,000                $1,900,000

Capital Expenditures
Pipeline/Infrastructure            $2,100,000       $1,000,000       $300,000      $900,000                $4,300,000
Drilling Costs                      1,000,000        5,250,000              -     6,250,000                12,500,000
                              ---------------- ---------------- -------------- ------------- ---- --------------------
Total Capital Expenditures         $3,100,000       $6,250,000       $300,000    $7,150,000               $16,800,000


The Company believes the advanced technologies of lateral drilling and fracturing costs be used to increase its production. The Company plans to design a recompletion program for many of the existing wells to drill lateral legs in the gas zones with subsequent fracturing procedures to provide additional production flow. The Company intends to start the first recompletion in September 2010, subject to financing.

The Company may change any or all of the budget categories in the execution of its business plan.

Q3  2010

The Company intends to connect the 24 wells it manages and a number of third party wells to its pipeline. The associated gas will be sold to Aleris International, its burner tip purchaser. Sales to Aleris International commenced in late May.

Q4 2010 through Q1 2011

The Company intends to complete its gas plant and pipeline infrastructure including liquid processing equipment. The pipeline will be connected to both the processing plant in Bowling Green, KY and the Midwestern Gas hot tap. The associated costs are as follows:

$750,000 Natural Gas Plant Site

$1,000,000 Additional Pipeline Construction

$325,000 Transmission Lines to Midwestern Gas

$860,000 for tap into Midwestern Gas

The Company intends to commence a 50 well developmental drilling program in the late summer of 2010 using Tennessee Rotary Drilling and Talent Drilling for down hole services and Universal Well Services, Inc. for nitrogen fracing and well completion. The Company also plans to attempt horizontal drilling and completion methods that have been successful in similar shale plays throughout Kentucky, West Virginia and Pennsylvania. The Company intends to reinvest net cash flow back into future drilling programs. The drilling program for 2010 is subject to funding which is not committed, at this time.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

Issuances of Common Stock

To settle debt and compensate officers, a total of 879,310 shares of common stock were issued on June 25, 2010. The Company agreed to compensate Messers, Nichols and Sears for their services as officers and directors of the Company during the first three months of 2010 by issuing 40,000 shares of the Company's restricted common stock each (pre-reverse split.) During the three months ended June 30, 2010, the Company issued Messers, Nichols and Sears each 52,500 shares of common stock for services during that period.

As a result of the Revised and Amended Share Exchange and Acquisition Agreement with Talon Energy shareholders, executed on June 24, 2010, the Company agreed to issue 3,500,000 shares of its restricted common stock to the shareholders of Talon, pursuant to exemption from registration afforded by Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506.

In the transaction for the acquisition of 60% of Gulfstar Energy Group, LLC, the Company issued 11,659,659 shares of its restricted common stock, pursuant to exemption from registration in Section 4(2) of the Securities Act of 1933.

As a result of the combined issuance transactions 16,569,659 shares are issued and outstanding as of date hereof.

        SECTION 4 - MATTERS RELATED TO ACCOUNTANTS & FINANCIAL STATEMENTS

Item 4.01 - Changes in Registrant's Certifying Accountant.

Larry O'Donnell, CPA, PC formerly the independent registered public accountant for Gulfstar Energy Corporation was dismissed as the Company's independent registered public accountant on July 8, 2010.

On July 9, 2010, the Board of Directors of the Company approved the engagement of new auditors, UHY LLP, of Sterling Heights, Michigan to be the Company's independent registered public accountant. No audit committee exists, other than the members of the Board of Directors.

The action to engage new auditors was approved by the Board of Directors. No audit committee exists, other than the members of the Board of Directors.

In connection with audit of fiscal years ended December 31, 2009 and 2008 and the cumulative period of January 1, 2010 through March 31, 2010 and through the date of termination of the accountants, no disagreements exist with the former independent registered public accountant on any matter of accounting principles or practices, financial statement disclosure, internal control assessment, or auditing scope of procedure, which disagreements if not resolved to the satisfaction of the former accountant would have caused them to make reference in connection with their report to the subject of the disagreement(s).

The Independent Auditor Report by Larry O'Donnell, CPA, PC for the fiscal years ended December 31, 2009 and 2008, contained an opinion which included a paragraph discussing uncertainties related to continuation of the Company as a going concern.

                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 - Changes In Control of Registrant

As a result of the Revised and Amended Share Exchange and Acquisition Agreement, and the Share Exchange Agreement, executed on June 24, 2010, the Company issued a total of 15,159,659 shares of its restricted common stock to the shareholders of Talon and to the equity interest holders of Gulfstar Energy Group, LLC. As a result of the issuance of the shares, the Company will have approximately 16,569,659 shares of common stock issued and outstanding.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers and Directors

On June 24, 2010, Mr. Jason Sharp was appointed Vice President, Treasurer and Chief Operating Officer and William F. Young is appointed as a Director of the Company.

Jason Sharp, Director and Chief Operating Officer

Jason Sharp, age 37, holds a Masters degree in Statistics from the University of Tennessee and a Masters degree in Business Administration from Mississippi State University since 2007. Jason has served as Chief Financial Officer for Gulfstar Energy Group, where Jason helped develop the business plan and all financial budgets and projections for a natural gas pipeline gathering system in Butler County, KY. Jason conducted one-off financial analysis on the project, created a private placement vehicle for raising start-up capital, created and reviewed key gas purchase and sales contracts, while serving on the board of this natural gas Company.

For the period of 2001 to 2005 he worked as a Professor in the Business Department at Mississippi State University, Meridian, Mississippi Campus where he specialized in business planning and forecasting. Jason also recently served as Vice President - Chief Management Accountant with Indymac Bank, Pasadena, California, where he was responsible for financial control of certain expenses for this 10,000 employee financial services Company.

William F. Young, Director

William Young, age 61, served four years in the U.S. Navy 1968-72, and spent 12 Years in Transportation Management with Roadway Express 1972-1983. For the past 27 Years he has been a Wholesale Oil Distributor and is currently the President of Georgia Energy and Engineering Incorporated which concentrates on wholesale lubricants, gasoline, jet fuel, diesel and propane.

Key Employee

Mr. Timothy Sharp, founder of Gulfstar Energy Group, LLC, received 9,659,659 shares as a result of the Gulfstar Energy Group LLC 60% interest acquisition. He will mange day to day operations of the wells as Gulfstar is the designated operator for 24 wells owned by working interest holders. He has an Employment Agreement as a key employee - CEO of Gulfstar Energy Group LLC and has a 2 year contract at $ 300,000 per year, plus participation in any Employee Stock Option Plans and any Bonus Plans. His salary will increase to $360,000 per year once the Company achieves financing of at least $2,000,000.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to officers and board members during the fiscal years ended December 31, 2009 and 2008 and the period of January 1, 2010 through May 31, 2010. The table sets forth this information for the Company, including salary, bonus, and certain other compensation to the Board members and named executive officers. All share information has been adjusted to reflect the 1 for 8 reverse split.



                      SUMMARY EXECUTIVES COMPENSATION TABLE

                                                                    Non-equity    Non-qualified
                                                                    incentive       deferred
                                                Stock    Option        plan       compensation     All other
                              Salary    Bonus   awards   awards    compensation     earnings     compensation      Total
 Name & Position     Year       ($)      ($)      ($)      ($)         ($)             ($)          ($) (2)         ($)
------------------- -------- ---------- ------- -------- -------- --------------- -------------- -------------- ------------
Robert McCann
CEO/President        2010        0        0        0           0               0              0              0       0

W. Edward
Nichols, former
President,
Secretary and        2010        0           0    5,575        0               0              0              0       $5,575
CEO(1)               2009        0           0   12,500        0               0              0              0      $12,500
                     2008        0           0    3,000        0               0              0              0       $3,000
Jason Sharp,
COO/VP               2010        0           0        0        0               0              0              0            0

Herbert T. Sears,    2010        0           0    5,575        0               0              0              0       $5,575
CFO(2)               2009        0           0    5,000        0               0              0              0       $5,000
                     2008        0           0    3,000        0               0              0              0       $3,000
Stephen Warner,
CFO, VP,
Secretary-Treasurer  2010        0           0        0        0               0              0              0            0

Ronald Blekicki,
Vice President (3)
(resigned)           2009        0           0   15,000        0               0              0              0      $15,000
                     2008        0           0    3,000        0               0              0              0       $3,000


(1)During the year ended December 31, 2009, the Company issued Mr. Nichols 31,250 shares of its restricted common stock for services totaling $12,500 ($0.40 per share). During the year ended December 31, 2008, the Company issued Mr. Nichols 3,750 shares of its restricted common stock for services totaling $3,000 ($0.80 per share). During the period of January 1, 2010 through March 31, 2010, Mr. Nichols was issued 5,000 shares of common stock ($0.80 per share) for services. During the period of April 1, 2010 through May 31, 2010, Mr. Nichols was issued 52,500 ($0.03 per share) for services. The price per share was set by the Company based on the price, the Company sells it shares to the public and on the value of the shares that were issued in its recent acquisitions. (2) During the year ended December 31, 2009, the Company issued Mr. Sears 12,500 shares of its restricted common stock for services totaling $5,000 ($0.40 per share). During the year ended December 31, 2008, the Company issued Mr. Sears 3,750 shares of its restricted common stock for services totaling $3,000 ($0.80 per share). During the period of January 1, 2010 through March 31, 2010, Mr. Sears was issued 5,000 shares ($0.80 per share) for services. During the period of April 1, 2010 through May 31, 2010, Mr. Sears was issued 52,500 shares of the Company's common stock ($0.03 per share) for services The price per share was set by the Company based on the price the Company sells it shares to the public and on the value of the shares that were issued in its recent acquisitions.

(3) Mr. Blekicki was President/CEO from January 1, 2008 until March 12, 2008 and became Vice President effective March 1, 2009 through December 1, 2009. During the year ended December 31, 2009, the Company issued Mr. Blekicki 37,500 shares of its restricted common stock for services totaling $15,000 ($0.40 per share). During the year ended December 31, 2008, the Company issued Mr. Blekicki 3,750 shares of its restricted common stock for services totaling $3,000 ($0.80 per share). The price per share was set by the Company based on the price the Company sells it shares to the public and on the value of the shares that were issued in its recent acquisitions.

Employment Agreements and Termination of Employment and Change-In-Control Arrangements

The Employment Agreements provided for termination by Company for cause and in the case of a change of control. A change in control means: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other transaction, in which the stockholders of the Company immediately after such merger, consolidation or other transaction own or beneficially own immediately after such merger, consolidation or other transaction less than 50 percent or more of the voting power of the outstanding securities (i) in the continuing or surviving entity and (ii) any direct or indirect parent entity of such continuing or surviving entity (b) the sale, transfer or other disposition of all or substantially all of the Company's assets to a Person which is not owned or controlled by the Company or its stockholders immediately prior to such sale, transfer or other dispositions.

The Company has no pension, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt such plans in the future. There are presently no personal benefits available for directors, officers, or employees of the Company.

As of March 1, 2009, the Company entered into an Employment Agreement with W. Edward Nichols for services as President, Chief Executive Officer and Secretary for $1,250 per month. The Employment Agreement provided for the fees to be pre-paid by the issuance of 31,250 shares of the Company's restricted common stock. Such Agreement was cancelled as of December 31, 2009 and Mr. Nichols has been issued 5,000 shares of common stock as final payment for services under the Agreement.

Also as of March 1, 2009, the Company entered into an Employment Agreement with Herbert T. Sears for services as Chief Financial Officer and Treasurer for $500 per month. The Employment Agreement provided for the fees to be pre-paid by the issuance of 12,500 shares of the Company's restricted common stock. Such Agreement was cancelled as December 31, 2009 and Mr. Sears has been issued 5,000 shares of common stock as final payment for services under the Agreement.

Effective July 1, 2010, Mr. Robert McCann is employed under a 2 year contract at $120,000 per year, plus participation in Employee Stock Option Plans and any Bonus Plans. His salary will increase to $264,000 after the completion of at least $2,000,000 in financing.

Effective July 1, 2010, Mr. Stephen Warner is employed under a 2 year contract at $72,000 per year, plus participation in Employee Stock Option Plans and any Bonus Plans. His salary will increase to $120,000 per year after the completion of at least $2,000,000 in financing.

Effective July 1, 2010, Mr. Jason Sharp is employed under a 2 year contract at $180,000 per year, plus participation in Employee Stock Option Plans and any Bonus Plans. His salary will increase to $216,000 per year after the completion of at least $2,000,000 in financing.

Effective July 1, 2010, Mr. Timothy Sharp is employed under a 2 year contract at $300,000 per year, plus participation in Employee Stock Option Plans and any Bonus Plans for the 60% Subsidiary Gulfstar Energy Group LLC. His salary will increase to $360,000 per year after the completion at least $2,000,000 in financing.

Compensation Committee Interlocks and Insider Participation

The Company board of directors in its entirety acts as the compensation committee for the Company. Mr. McCann is the Chief Executive Officer and Chairman of the Company.

                              Director Compensation

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives Compensation Table" during the year ended December 31, 2009 and period ended June 30, 2010. All references to common shares have been adjusted for the 1 for 8 reverse split.





                                                                   Non-qualified
                                                    Non-equity       deferred
               Fees                                 incentive      compensation      All other
               earned     Stock       Option           plan          earnings      compensation      Total
    Name       or paid    awards ($)  awards ($)   compensation        ($)              ($)           ($)
                in cash                                ($)
                  ($)
-------------- ---------- ----------- ----------- --------------- --------------- ---------------- ----------

W. Edward        $ -0-      $ -0-       $ -0-         $ -0-           $ -0-           $18,075       $18,075
Nichols(1)

William F.       $ -0-      $ -0-       $ -0-         $ -0-           $ -0-            $ -0-         $ -0-
Young

Herbert T.       $ -0-      $ -0-       $ -0-         $ -0-           $ -0-          $ 10,575       $10,575
Sears (2)

Ronald J.        $ -0-      $ -0-       $ -0-         $ -0-           $ -0-           $15,000       $15,000
Bleckiki (3)

Jason Sharp      $ -0-      $ -0-       $ -0-         $ -0-           $ -0-            $ -0-         $ -0-

Robert McCann    $ -0-      $ -0-       $ -0-         $ -0-           $ -0-            $ -0-         $ -0-

Stephen          $ -0-      $ -0-       $ -0-         $ -0-           $ -0-            $ -0-         $ -0-
Warner

(1)During the year ended December 31, 2009, the Company issued Mr. Nichols 31,250 shares of its restricted common stock for services as an officer totaling $12,500 ($0.40 per share). During the period of January 1, 2010 through June 30, 2010, Mr. Nichols was issued 57,500 shares of the Company's common stock valued at $5,575 ($0.80 and $0.03 per share) for services. The price per share was set by the Company based on the price, the Company sells it shares to the public and on the value of the shares that were issued in its recent acquisitions.

(2) During the year ended December 31, 2009, the Company issued Mr. Sears 12,500 shares of its restricted common stock for services as an officer totaling $5,000 ($0.40 per share) During the period of January 1, 2010 through June 30, 2010, Mr. Sears was issued 57,500 shares of the Company's common stock valued at $5,575 ($0.80 and $0.03 per share) for services. The price per share was set by the Company based on the price the Company sells it shares to the public and on the value of the shares that were issued in its recent acquisitions.

(3)Mr. Blekicki was Vice President effective March 1, 2009 through December 1, 2009. During the year ended December 31, 2009, the Company issued Mr. Blekicki 37,500 shares of its restricted common stock for services as an officer totaling $15,000 ($0.40 per share). The price per share was set by the Company based on the price the Company sells it shares to the public and on the value of the shares that were issued in its recent acquisitions.

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

At this time, directors do not receive a set compensation for their services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information with respect to the beneficial ownership of the Company's outstanding common stock by:

o each person who is known by the Company to be the beneficial owner of five percent (5%) or more of Gulfstar's common stock;

o the Company's chief executive officer, its other executive officers, and each director as identified in the "Management-- Executive Compensation" section; and

o    all of the Company's directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options, warrants and convertible securities that are currently exercisable or convertible within 60 days of the date of this document into shares of the Company's common stock are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information below is based on the number of shares of the Company's common stock that it believes was beneficially owned by each person or entity as of June 30, 2010. All shares have been adjusted for the 1 for 8 reverse split.





  Title of Class     Name and Address of Beneficial      Amount and      Percent of Class(2)
                                  Owner                   Nature of
                                                      Beneficial Owner
-------------------- -------------------------------- ------------------ ---------------------
Common shares        Jason Sharp                              2,000,000         12.1%

Common shares        Timothy Sharp                            9,659,659         58.3%

Common shares        Robert McCann                            1,943,750         11.7%

Common shares        Steve Warner                               750,000          4.5%

Common shares        W. Edward Nichols                          183,573         1.03%

Common shares        Herbert T. Sears                           157,052         0.95%

Common shares        William F. Young                                 0           0%

                     CURRENT TOTAL                           14,694,034         88.68%


(1) Address is c/o Gulfstar Energy Group, Inc., 3410 Embassy Drive, West Palm Beach, FL, 33401

(2) Based on 16,569,659 shares of common stock issued and outstanding on June 30, 2010.

(3) Mr. Nichols owns 169,002 shares of common stock directly, 2,199 shares of common stock jointly with his wife and 12,372 shares indirectly though his wife.

(4) Mr. Sears owns 149,413 shares of common stock directly, 7,473 shares indirectly through his wife and 166 shares indirectly through family trusts.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Included in this table are only those derivative securities with exercise prices that Gulfstar believes have a reasonable likelihood of being "in the money" within the next sixty days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 24, 2009, the Company entered into an Advisory and Consulting Agreement with Hanover Financial Services, Inc. (Hanover.) The Advisory and Consulting Agreement has a term of 6 months and will renew with notice from the Company. The Agreement was cancelled in June 2010. The Agreement provided for Hanover to provide business development consulting services to the Company in the following areas: mineral interest acquisitions for exploration and development, and in the implementation of debt and equity funding programs. Mr. Bleckiki was an officer of the Company and is the Chief Executive Officer of Hanover.

During the years ended December 31, 2008 and December 31, 2009, and to date June 30, 2010, the following directors of the Company received shares in the amounts set forth below:



                                           Number of Shares                    $ Value of Shares
                                           ----------------                    -----------------
December 31, 2008

W. Edward Nichols                                3,750                              $3,000
Herbert T. Sears                                 3,750                              $3,000
Ron Blekicki                                     3,750                              $3,000

                                           Number of Shares                    $ Value of Shares
                                           ----------------                    -----------------
December 31, 2009

W. Edward Nichols                               31,250                              $12,500
Herbert T. Sears                                12,500                              $ 5,000
Ron Blekicki                                    37,500                              $15,000





         June 30, 2010                      Number of Shares                    $ Value of Shares
         ----------------------------------------------------------------------------------------

         Herbert T. Sears           57,500                                      $ 5,575

         W. Edward Nichols          57,500                                      $ 5,575

         Herbert T. Sears            2,500                                      $ 2,000

         W. Edward Nichols           2,500                                      $ 2,000

On December 29, 2008, an officer loaned the Company $2,500 and the Company issued an unsecured seven (7%) percent promissory note with principal and all accrued and unpaid interest due and payable on December 29, 2009. Therefore, as of December 31, 2009 and 2008, the Company owes the officers a total of $9,298 and $6,930 respectively.

As a result of the Share Exchange for Talon Energy, Inc., Mr. McCann (CEO/President) received 1,943,750 shares of common stock of the Company and Mr. Warner (CFO) received 750,000 shares of the common stock of the Company. As a result of the Gulfstar Energy Group LLC acquisition, Jason Sharp (COO) received 2,000,000 shares of the common stock of the Company.

As of March 1, 2009, the Company entered into an Employment Agreement ("Employment Agreement") with W. Edward Nichols for services as President, Chief Executive Officer and Secretary for $1,250 per month. The Employment Agreement provided for the fees to be pre-paid by the issuance of 31,250 shares of the Company's restricted common stock. Such Agreement was cancelled as of December 31, 2009 and Mr. Nichols has been issued 5,000 shares of common stock as final payment for services under the Agreement.

Also as of March 1, 2009, the Company entered into an Employment Agreement with Herbert T. Sears for services as Chief Financial Officer and Treasurer for $500 per month. The Employment Agreement provided for the fees to be pre-paid by the issuance of 12,500 shares of the Company's restricted common stock. Such Agreement was cancelled as December 31, 2009 and Mr. Sears has been issued 5,000 shares of common stock as final payment for services under the Agreement.

Effective July 1, 2010, Mr. Robert McCann is employed under a 2 year contract at $ 120,000 per year, plus participation in Employee Stock Option Plans and any Bonus Plans. His salary will increase to $264,000 after the completion of at least $2,000,000 in financing.

Effective July 1, 2010, Mr. Stephen Warner is employed under a 2 year contract at $ 72,000 per year, plus participation in Employee Stock Option Plans and any Bonus Plans. His salary will increase to $120,000 per year after the completion of at least $2,000,000 in financing

Effective July 1, 2010, Mr. Jason Sharp is employed under a 2 year contract at $ 180,000 per year, plus participation in Employee Stock Option Plans and any Bonus Plans. His salary will increase to $216,000 per year after the completion of at least $2,000,000 in financing.

Effective July 1, 2010, Mr. Timothy Sharp is employed under a 2 year contract at $ 300,000 per year, plus participation in Employee Stock Option Plans and any Bonus Plans for the 60% Subsidiary Gulfstar Energy Group LLC. His salary will increase to $360,000 per year after the completion at least $2,000,000 in financing.

                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. The following is a complete list of financial statements filed as part of this Report.


              Gulfstar Energy Group, LLC

                  Audited Financial Statements for the Years Ended December 31, 2009 and 2008, previously filed as part of the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 5, 2010.

                  Unaudited  Condensed  Balance  Sheet as of March 31,  2010 and
                  Unaudited Condensed Statements of Operations and Cash Flows for the quarters ended March 31, 2010 and 2009 and for the period from May 19, 2006 (Inception) to March 31, 2010.

              Talon Energy Corporation

                  Audited Financial Statements for the Year Ended December 31, 2009 and for the period from July 14, 2008 (Inception) to December 31, 2008, previously filed as part of the Current Report on Form 8-K/A with the Securities and Exchange Commission on August 5, 2010.

                  Unaudited  Condensed  Balance  Sheet as of March 31,  2010 and
                  Unaudited Condensed Statements of Operations and Cash Flows for the quarters ended March 31, 2010 and 2009 and for the period from July 14, 2008 (Inception) to March 31, 2010.

(b) Pro Forma Financial Information. The following is a complete list of the pro forma financial statements filed as a part of this Report.

                  Unaudited Pro Forma Condensed Consolidated Balance Sheet at December 31, 2009, previously filed as part of the Current Report on Form 8-K/A with the Securities and Exchange Commission on August 5, 2010.

                  Unaudited Pro Forma Condensed Consolidated Balance Sheet at March 31, 2010, filed herewith.

                  Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2009, previously filed as part of the Current Report on Form 8-K/A with the Securities and Exchange Commission on August 5, 2010.

                  Unaudited  Pro  Forma  Condensed   Consolidated  Statement  of
                  Operations for the Quarter Ended March 31, 2010, filed herewith.

(d) Exhibits. The following is a complete list of exhibits filed as part of this Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.


                           GULFSTAR ENERGY GROUP, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                             CONDENSED BALANCE SHEET




                                                March 31, 2010
                                                 (Unaudited)
                                                 -----------

ASSETS
Cash and cash equivalents                          $       556,386
Certificate of deposit                                      60,000
Note receivable                                             10,000
                                                           -------
 Total current assets                                      626,386

Property and equipment, net                              4,064,493

Note receivable, related party                              82,325
Intangible assets                                          169,374
                                                          --------

Total other assets                                         251,699
                                                          --------

Total assets                                             4,942,578
                                                        ==========

LIABILITIES AND MEMBERS' EQUITY
Accounts payable                                           727,035
Accrued expenses                                                 -
Litigation settlement payable                               70,000
Deposits                                                   441,465
                                                          --------

Total liabilities (all current)                          1,238,500


Additional paid in capital
Equity membership                                        6,716,077
Accumulated deficit during
the development stage                                   (3,011,999)
                                                        -----------
Total members' equity                                    3,704,078
                                                        ----------

Members' equity                                  $       4,942,578
                                                        ==========

See accompanying notes to unaudited condensed financial statements.



                           GULFSTAR ENERGY GROUP, LLC
                          (A DEVELOPMENT STAGE COMPANY)
             CONDENSED STATEMENTS OF OPERATIONS AND MEMBERS' EQUITY

                                                                                    Period May 19, 2006
                                      Quarter Ended          Quarter Ended          (date of inception) to
                                      March 31, 2010         March 31, 2009         March 31, 2010
                                       (Unaudited)            (Unaudited)             (Unaudited)
                                       -------------------   --------------------  -----------------------
                 Operating Revenue       $   4,169                     -                   4,169

        General and administrative
                       expense             201,632                123,954                3,037,604
                                           --------               --------               ---------

                                          (197,463)              (123,954)              (3,033,435)

                    Other income           231,365                      -                    6,935
                                           --------                --------                   -----

                    Net income (loss)     $ 33,902              $(123,954)             $(3,026,500)
                                            =======               =========              ===========

       Members' equity, beginning        3,131,385              1,064,131                        -

                  Contributions            534,999                469,386                6,868,421

                 Members' redemptions           -                 (50,000)                (141,636)
                                          --------                --------                ---------

             Members' equity, ending    $3,700,286             $1,359,563               $3,700,285
                                         ==========             ==========               =========

           See accompanying notes to unaudited condensed financial statements.




                           GULFSTAR ENERGY GROUP, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF CASH FLOWS

                                                                                           Period From
                                                                                           (Inception) May
                                                Quarter Ended         Quarter Ended        19, 2006 to
                                                March 31, 2010        March 31, 2009       March 31, 2010
                                                (Unaudited)           (Unaudited)          (Unaudited)
                                                --------------------  -----------------   ----------------
OPERATING ACTIVITIES
Net (loss)                                    $              33,902  $        (123,954) $      (3,026,499)
Adjustments to reconcile net loss to net
    cash flows provided by (used in)
    operating activities:
Depreciation                                                  4,386                  -             33,159
Changes in:
Litigation settlement payable                                     -                  -             70,000
Other receivables                                                 -                                     -
Accounts payable and
accrued expenses                                           (145,769)           677,362            727,039
Services paid-for with stock                                      -                  -                  -
Deposits                                                    (61,759)             4,353            441,465
                                                            --------            ------           -------

Net cash provided by (used in)
operating activities                                       (169,240)           557,761         (1,754,836)

INVESTING ACTIVITIES:
Expenditures for property and equipment                           -                              (106,904)
Expenditures for construction in progress                  (458,787)        (1,145,837)        (3,990,748)
Issuance of note receivable                                       -                  -            (10,000)
Net activity under officer note receivable                        -                  -            (82,325)
Investment in certificate of deposit                              -                  -            (60,000)
Expenditures for intangible assets                               -             (89,602)          (169,374)
                                                            ---------          --------          ---------

Net cash used in
investing activities                                       (458,787)        (1,235,439)        (4,419,351)

FINANCING ACTIVITIES:
Stockholder redemptions                                     (19,000)           (50,000)          (160,640)
Stockholder contributions                                   557,791            469,876          6,891,213
                                                           --------           --------         ---------

Net cash provided
by financing activities                                     538,791            419,876          6,730,573

NET CHANGE IN CASH                                          (89,236)          (257,802)           556,386

CASH, Beginning                                             645,622            582,749                  -
                                                           --------           --------          ----------

CASH, Ending                                   $            556,386   $        324,947   $        556,386
                                                           ========           ========           ========

     See accompanying notes to unaudited condensed financial statements.



                           GULFSTAR ENERGY GROUP, LLC
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2010
                                   (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of these financial statements.

Company Operations

Gulfstar Energy Company, LLC (the "Company") is in the process of constructing a pipeline and filtration system to gather natural gas from various gas wells located throughout Kentucky, and deliver that gas to a local customer.

Development Stage Company

The Company was formed on May 19, 2006, in Mississippi. As of March 31, 2010, principal operations have not yet commenced, and the Company has not generated operating revenues. Current operations are devoted to the raising of capital to construct and complete a gas pipeline supply system designed to gather natural gas from surrounding gas wells located in the state of Kentucky and deliver this gas to a single manufacturing customer. The Company is therefore considered a development stage company under generally accepted accounting principles. Accordingly, cumulative amounts from the Company's inception through March 31, 2010, are shown on the statements of operations and members' equity and cash flows.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

The Company, from time to time during the periods covered by these financial statements, may have bank balances in excess of its insured limits. Management has deemed this a normal business risk.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

Construction in Progress

Construction in progress consists of costs incurred by the Company to construct its natural gas pipeline. Amounts are being capitalized as incurred and will begin depreciating once the pipeline is operational.

Property and Equipment

Management capitalizes additions to property and equipment. Expenditures for repairs and maintenance are charged to expense. Property and equipment are carried at cost. Adjustment of the asset and the related accumulated depreciation accounts are made for property and equipment retirements and disposals, with the resulting gain or loss included in the statements of operations and members' equity.

Intangible Assets

Intangible assets consist of right of way deposits, which are contracts allowing the Company to install pipeline on private land. The rights exist indefinitely; accordingly, no amortization has been recorded. The Company evaluates these assets for impairment on an annual basis.

Revenue Recognition

The Company recognizes investment income from drilling partnerships upon the partnerships' receipt of payment from customers.

Significant Customer

The Company's pipeline in process is currently designed to deliver natural gas to one manufacturing customer located in Kentucky.

Depreciation

For financial reporting purposes, depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of assets at acquisition. For tax reporting purposes, depreciation of property and equipment is computed using the straight-line and accelerated methods over the estimated useful lives of assets at acquisition.

Income Taxes

The Company is a limited liability company and is not a tax paying entity for federal tax purposes. It's pro rata shares of income, losses, and tax credits are reported by its partners on their individual income tax returns. Therefore, no provision for federal income taxes is made in the accompanying financial statements.

Effective January 1, 2009, the Limited Liability Company adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At March 31, 2010, there were no uncertain tax positions that require accrual.

None of the or Limited Liability Company's federal or state income tax returns are currently under examination by the Internal Revenue Service ("IRS") or state authorities. However fiscal years 2006 and later remain subject to examination by the IRS and respective states.

NOTE 2 - RELATED PARTY TRANSACTIONS

Note Receivable
At March 31, 2010, the Company was owed $82,325 from an officer of the Company. The note is non-interest bearing, unsecured, and due no later than two years after the completion of the pipeline, which was still under construction as of March 31, 2010. The note is shown as long-term on the balance sheet, as management does not anticipate repayment within one year.

Deposits
At March 31, 2010, the Company had deposits of $441,465 due to the drilling partnerships described in Note 5.

NOTE 3 - NOTE RECEIVABLE

At March 31, 2010, the Company was owed $10,000 from an unrelated third party. The note bears interest at 10%, is unsecured, and is due November 2010.

NOTE 4 - PROPERTY AND EQUIPMENT


Property and equipment consist of the following at:

                                                March 31,
                                                  2010
                                             --------------------
Furniture                                    $    13,214
Vehicles                                          94,095
Pipeline Supply System                         3,990,343
                                             --------------------
                                               4,097,652
Less: Accumulated Depreciation                    33,159
                                             --------------------
                                             $ 4,064,493
                                             ====================

Depreciation expense was $4,386 for the quarter ended March 31, 2010.

NOTE 5 - DRILLING VENTURES

As of March 31, 2010, the Company holds net revenue interests of 12.5% in various wells in Kentucky. The Company syndicates the financing of these wells through working interest holders and provides management and operator services. In return for these services, the Company receives net royalty revenue, only, in the wells, of typically 12.5%.

As part of its services provided to the drilling partnerships, the Company collects the contributions of the drilling partnerships' investors. Using these funds, the Company pays for the expenses incurred by the partnerships. The Company records no expenses of the partnerships on its own statements of operations. The excess of contributions collected over partnership expenses paid are shown as deposits on the balance sheet. As of March, 2010, the Company had deposits due to the drilling partnerships in the amounts of $441,465.

NOTE 6 - LITIGATION SETTLEMENT PAYMENT


In March 2010, the Company settled certain environmental litigation. As a result of the settlement, the Company is required to pay $70,000 during the year ended December 31, 2010. This amount is included in Current Liabilities as of March 31, 2010. Additionally, the Company received $230,000 from a consultant contracted by the Company for services provided which led to the environmental litigation. The income from the settlement with the consultant is recognized as Other Income on the Condensed Statement of Operations, for the quarter ended March 31, 2010.


NOTE 7 - OPERATING LEASES


During April 2009, the Company entered into a lease agreement with an unrelated third party for a second building. The lease agreement requires monthly payments of $750 and expires April 2012. Total rent expense under this lease was $2,250 for the quarter ended March 31, 2010.

The following is a schedule of minimum future rental payments under the operating leases described above:



Year ending December 31,                 Amount
------------------------                 ------

2010                                    $ 9,000
2011                                      9,000
2012                                      3,000
                                        --------
                                        $21,000
                                        ========



          TALON ENERGY CORPORATION
        (A DEVELOPMENT STAGE COMPANY)
           CONDENSED BALANCE SHEET


                                                   March 31, 2010
                                                  (Unaudited)
ASSETS

Cash and cash equivalents                     $          144,784
Deferred tax benefit                                     203,600
                                                         --------

 Total assets (all current)                              348,384
                                                         ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Accrued expenses                                         320,058
                                                         --------

Total liabilities (all current)                          320,058
                                                         --------
Stockholders' equity                                      28,326
                                                          -------
Total liabilities and
     stockholders' equity                       $        348,384
                                                         =======

See accompanying notes to the unaudited condensed financial statements.




              TALON ENERGY CORPORATION
           (A DEVELOPMENT STAGE COMPANY)
         CONDENSED STATEMENTS OF OPERATIONS



                                                         Quarter             Period From
                                    Quarter Ended        Ended March        (Inception) July 14,
                                    March 31, 2010        31, 2009           2008 to March 31,
                                     (Unaudited)         (Unaudited)         2010 (Unaudited)
                                  -------------------   ---------------  --------------------
Operating revenue               $                  -  $              -  $                  -

General and
   administrative expense                   101,529           130,343               731,413
                                            --------          --------              -------

                                            (101,529)         (130,343)             (731,413)


Other income                                     37               254                   447
                                            --------         ---------             --------

Total other income                               37               254                   447
                                            --------         ---------             --------

Income before
income taxes                                (101,492)         (130,089)             (730,966)

Deferred income taxes                             -                 -               (203,600)
                                            ---------         ---------              ---------

Net loss                        $           (101,492) $       (130,089) $           (527,366)
                                            =========         =========             =========

        See accompanying notes to unaudited condensed financial statements.




                            TALON ENERGY CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF CASH FLOWS



                                                                                        Period From
                                                 Quarter Ended                          (Inception) July
                                                  March 31,         Quarter Ended        14, 2008 to March
                                                  2010              March 31, 2009       31, 2010
                                                   (Unaudited)      (Unaudited)          (Unaudited)
                                                 ----------------  ------------------  -------------------
       OPERATING ACTIVITIES
       Net loss                                $       (101,492)  $         (130,089) $         (519,366)
       Adjustments to reconcile
       net loss to net cash used
       in operating activities:
       Deferred income taxes                                  -                   -             (203,600)
       Services paid with stock                               -                   -               16,000
       Changes in:
       Accounts payable and
          accrued expenses                               41,354              (93,230)            320,058
                                                         -------             --------            -------

       Net cash used in
          operating activities                          (60,138)           (223,319)            (386,908)


       FINANCING ACTIVITIES
       Stockholder Contributions                        102,500              42,775              531,692
                                                        --------             -------             -------

       NET CHANGE IN CASH                                42,362            (180,544)             144,784

       CASH, beginning                                  102,422             313,918                    -
                                                        --------            --------                   -

       CASH, ending                            $        144,784   $         133,374  $           144,784
                                                        ========            ========             =======

          See accompanying notes to unaudited condensed financial statements.



                            TALON ENERGY CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 March 31, 2010
                                   (Unaudited)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of certain accounting policies followed in the preparation of these financial statements. The policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Company Operations

Talon Energy Corporation is a C-corporation, which was incorporated on July 14, 2008, in the state of Florida. The Company is engaged in oil and gas exploration, development drilling, and oil and gas production. The Company's operations are focused in western Kentucky.

Development Stage Company

As of March 31, 2010, the Company has yet to generate operating revenue. Current operations are devoted to attracting new investors and incurring expenses for gas exploration and general business administration. The Company therefore is considered a development stage company under generally accepted accounting principles. Accordingly, cumulative amounts from the Company's inception through March 31, 2010, are shown on the statements of operations and cash flows.


Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.


Income Taxes

Income tax expense includes federal deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

Income taxes are provided at the applicable rates on the basis of items included in the determination of income for income tax purposes. The Company's effective income tax rate may be different than what would be expected if the Federal statutory rate was applied to income from continuing operations primarily because of expenses included in financial reporting income that are not deductible for income tax purposes. The significant permanent difference is meals and entertainment expense.

Deferred income taxes are provided for timing differences between financial statement income and tax return income under the provisions of Accounting for Income Taxes, which requires deferred income taxes be computed on the liability method and deferred tax assets are recognized only when realization is certain. The primary temporary differences arise from accrued expenses and net operating loss carryforwards. The tax effect of such differences is included on the statements of operations and balance sheet as an adjustment to deferred income taxes.

Deferred income taxes totaled $203,600 at March 31, 2010 and have been recorded as a short term asset.

Effective January 1, 2009, the Company adopted ASC guidance regarding accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. At March 31, 2010, there were no uncertain tax positions that require accrual.

Unused Net Operating Loss

The Company has available at March 31, 2010, unused net operating losses of approximately $494,723, which may provide future tax benefits expiring in the years 2028 through 2030.

NOTE 2 - RELATED PARTY TRANSACTIONS

Accrued Expenses

At March 31, 2010, the Company owed $58,435 of accrued expenses to officers of the Company. These expenses are related to unreimbursed general business expenditures.

Accrued Payroll

At March 31, 2010, the Company owed $261,623 of accrued payroll to officers of the Company.

NOTE 3 - CAPITAL STOCK

At March 31, 2010, the capital stock authorized, issued and outstanding was as follows:

                                                          Shares
                        Par              Shares          Issued and
      Type              Value            Authorized     Outstanding       Amount
      ----              -----            ----------     ------------     -------
     Common           $0.0001          200,000,000     12,980,000       $1,298
    Preferred         $  -               5,000,000         -            $  -

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On May 5, 2010, Gulfstar Energy Corporation ("the Company") entered into Share Exchange Agreement (Agreement) with Talon Energy Corporation (Talon). Talon is a Florida Company engaged in management activities in the oil and gas industry. The closing of the acquisition of Talon was contingent upon the delivery of audited financial statements of Talon and the issuance and delivery of the common stock of the Company and Talon. On June 24, 2010, the Agreement was replaced by a Revised and Amended Share Exchange and Acquisition Agreement providing essentially the same terms and requiring and contemplating the delivery of a Share Exchange Agreement for approximately 60% of Gulfstar Energy Group LLC and closing thereon and delivery of an Acquisition Agreement for approximately 40% of Gulfstar Energy Group LLC. The Agreement provided for the Company to issue 3,509,530 restricted shares of its common stock to the shareholders of Talon in exchange for the issued and outstanding shares of Talon. After the exchange of such shares the Company owns 100% of the issued and outstanding stock of Talon.

On June 24, 2010, the Company entered into and completed a Share Exchange Agreement with Jason Sharp and Timothy Sharp, officers and shareholders of Gulfstar Energy Group, LLC, a Mississippi Limited Liability Company, for approximately 60% of Gulfstar Energy Group LLC, for 11,659,659 shares (restricted) of common stock of the Company.

The Acquisition Agreement with Gulfstar Energy Group LLC, provides for the Acquisition of the remaining approximately 40% of the outstanding interests of the LLC, but requires the effectiveness of a Registration Statement filed with the Securities Exchange Commission to register the remaining shares of common stock offered to the individual interest holders of Gulfstar Energy Group, LLC.

The Gulfstar Energy Group, LLC and the Talon Energy acquisition were accounted for as a reverse merger acquisition, in which Gulfstar Energy Group, LLC was determined to be the acquirer for accounting purposes. On May 5, 2010, the Company effected a reverse split of the common stock of Gulfstar Energy Corporation in conjunction with the transactions with Talon Energy Corporation and Gulfstar Energy Group, LLC. The reverse split was on a 1 for 8 basis.

The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition as if it had been consummated on March 31, 2010.

The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations for the quarter ended March 31, 2010, gives effect to the acquisition as if it had been consummated on January 1, 2010.

The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements of Talon Energy Corporation and Gulfstar Energy Group, LLC, as well as with those of the Registrant. The Unaudited Pro Forma Consolidated Financial Statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for period presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Registrant believes are reasonable.



                     GULFSTAR ENERGY, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 2010
                                   (Unaudited)


                                                                                   Historical
                                                                                  ------------

ASSETS                                        Gulfstar         Talon Energy      Gulfstar
                                              Energy           Corporation       Energy Group,   Pro Forma         Pro Forma
                                              Corporation                        LLC             adjustments        Consolidated
                                              --------------  --------------   ---------------  ---------------  ----------------

Cash and cash equivalents                   $           470 $       144,784 $         616,386 $              -  $        761,640
Note receivable                                           -               -            10,000                -            10,000
Deferred tax benefit                                      -         203,600                 -                -           203,600
                                              --------------  --------------   ---------------  ---------------  ----------------
   Total current assets                                 470         348,384           626,386                -           975,240
                                              --------------  --------------   ---------------  ---------------  ----------------

Property and equipment, net                           1,122               -         4,064,493                -         4,065,615
                                              --------------  --------------   ---------------  ---------------  ----------------
Note receivable, related party                            -               -            82,325                -            82,325
Intangible assets                                         -               -           169,374                -           169,374
Goodwill                                                  -               -                 -          285,190           285,190
                                              --------------  --------------   ---------------  ---------------  ----------------
  Total other assets                                      -               -           251,699          285,190           536,889
                                              --------------  --------------   ---------------  ---------------  ----------------

   Total assets                             $         1,592 $       348,384 $       4,942,578 $        285,190  $      5,577,744
                                              ==============  ==============   ===============  ===============  ================

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Accounts payable                            $         6,162 $             - $         727,035 $              -  $        733,197
Litigation settlement payment                             -               -            70,000                -            70,000
Deposits                                                  -               -           441,465                -           441,465
Accrued expenses and liabilities                          -         320,058                 -                -           320,058
Loans from shareholders                                   -               -                 -                -                 -
                                              --------------  --------------   ---------------  ---------------  ----------------
   Total liabilities (all current)                    6,162         320,058         1,238,500                -         1,564,720
                                              --------------  --------------   ---------------  ---------------  ----------------
Non-controlling interest                                  -               -                 -        1,481,631         1,481,631

Common stock                                          4,255           1,298                 -           10,148            15,701
Additional paid in capital                          476,818         546,394                 -        4,504,479         5,527,691
Equity membership                                         -               -         6,716,077       (6,716,077)                -
Accumulated deficit                                (485,643)       (519,366)       (3,011,999)       1,005,009        (3,011,999)


                                              --------------  --------------   ---------------  ---------------  ----------------
     Total stockholders' (deficit) equity            (4,570)         28,326         3,704,078          285,190         4,013,024
                                              --------------  --------------   ---------------  ---------------  ----------------
   Total liabilities and
          and stockholders' (deficit) equity $        1,592 $       348,384 $       4,942,578 $        285,190  $      5,577,744
                                              ==============  ==============   ===============  ===============  ================

See accompanying notes to unaudited pro forma condensed consolidated financial statements.




                  GULFSTAR ENERGY CORPORATION AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 2010
                                   (Unaudited)


                                                                Historical
                                                            -----------------------

                                 Gulfstar         Talon Energy     Gulfstar
                                  Energy          Corporation       Energy Group,   Pro Forma          Pro Forma
                                 Corporation                        LLC             adjustments        Consolidated
                                ---------------  ---------------    -------------  -------------------   ----------------

Revenues                      $              - $              - $          4,169 $                  - $            4,169
Direct costs                                 -                -                -                    -                  -
                                ---------------  ---------------    -------------  -------------------   ----------------
Gross profit                                 -                -            4,169                    -              4,169
                                ---------------  ---------------    -------------  -------------------   ----------------

Operating expenses:
General and
       administrative expense           17,685          101,529          201,632                    -            320,846
                                ---------------  ---------------    -------------  -------------------   ----------------
Total operating expenses                17,685          101,529          201,632                    -            320,846
                                ---------------  ---------------    -------------  -------------------   ----------------
Loss from operations                   (17,685)        (101,529)        (197,463)                   -           (316,677)
                                ---------------  ---------------    -------------  -------------------   ----------------
Other income:
     Noncontrolling interest                 -                -                -              (15,078)           (15,078)
     Other income                            -               37          231,365                    -            231,402
     Other expense                           -                -                -                    -                  -
                                ---------------  ---------------    -------------  -------------------   ----------------
                                             -               37          231,365              (15,078)           216,324
                                ---------------  ---------------    -------------  -------------------   ----------------
Deferred income taxes                        -                -                -                    -                  -
                                ---------------  ---------------    -------------  -------------------   ----------------
Net loss                      $        (17,685)$       (101,492) $        33,902 $            (15,078)$         (100,353)
                                ===============  ===============    =============  ===================   ================
Basic and diluted net
  loss per share              $          (0.01)                                                       $            (0.01)
                                ===============                                                          ================
Weighted average number of common
  shares outstanding                 4,105,524                                   a         (3,723,583)        15,701,130
                                ===============                                                          ================
                                                                                 b            145,000
                                                                                 c              5,000
                                                                                 d         15,169,189

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.



                  GULFSTAR ENERGY CORPORATION AND SUBSIDIARIES
    NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                                 MARCH 31, 2010
                                   (Unaudited)



NOTE 1 - RECONCILIATION OF OUTSTANDING SHARES

(a) This entry is recorded to reflect the reverse split of the common stock of Gulfstar Energy Corporation in conjunction with the transactions with Talon Energy Corporation and Gulfstar Energy Group, LLC. The reverse split was on a 1 for 8 basis.
(b) This entry is recorded to reflect the issuance of 145,000 post - split shares of the Company's restricted common stock for services valued at $4,350 or $0.03 / share. (c) This entry is recorded to reflect the issuance of 5,000 post-split shares of the Company's restricted common stock as payment of outstanding debt of $5,000.
(d) This entry is recorded to reflect the reverse merger accounting of the acquisitions of Gulfstar Energy Group, LLC, and of Talon Energy Corporation.

In order to effect the acquisition, Gulfstar Energy Corporation issued 3,509,530 shares of its own common stock to the shareholders of Talon Energy Corporation for all of the issued and outstanding stock of Talon Energy and 11,659,659 shares of its common stock to the equity holders of approximately 60% of the equity of Gulfstar Energy Group, LLC.


The company has accounted for the purchase as a reverse merger with Gulfstar Energy Group, LLC, being considered the acquirer for accounting purposes.

In determining the valuation of goodwill, the Company is applying ASC 805, "Business Combinations" ("ASC 805"). The acquisition method of accounting is used for all business combinations where the acquirer is identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and established the acquisition date as the date that the acquirer achieves control.

         Common stock shares totaling
                   3,509,530 shares at $.03 per share               $105,286
         Liabilities assumed in excess of assets acquired            179,904
                                                                   ----------

         Goodwill                                                   $285,190

     Exhibit No.                                  Description
     -----------                                  -----------

        2.1 Revised and Amended Share Exchange And Acquisition for Talon Energy Corporation*

        2.2 Acquisition Agreement, Dated as of June 23, 2010, By and Among Gulfstar Energy Corporation and Gulfstar Energy Group, LLC on behalf of certain Interest Holder(s)*

        2.3 Share Exchange Agreement, Dated as of June 23, 2010, By and Among Gulfstar Energy Corporation and Jason Sharp and Timothy Sharp and Gulfstar Energy, LLC *


        2.4 Assignment of Interest in Gulfstar Energy Group, LLC, Consent of Manager, Amendment to Operating Agreement and Acceptance by Assignee *


        3.3(ii)                        Operating Agreement of Gulfstar Energy
                                       Group,  LLC *

        10.1 Employment Agreement - Robert McCann, dated June 23, 2010*

        10.2 Employment Agreement - Stephen Warner, dated June 23, 2010*

        10.3                           Employment  Agreement  - Jason  Sharp,
                                       dated  June 23,  2010*

        10.4 Employment Agreement - Timothy Sharp, dated June 23, 2010*

        16.1                           Letter of Change in Certifying
                                       Accountant,  dated July 8, 2010*

        23.1                           Resignation  of Larry  O'Donnell,  CPA,
                                       PC dated July 8, 2010*

        23.2                           Letter of UHY, LLP, dated August 3,
                                      2010*

        23.3                           Consent of UHY, LLP, dated August 4,
                                      2010*
--------------------


*Filed as an exhibit to the Current Report on Form 8K/A, filed with the Securities and Exchange Commission on August 5, 2010.

**Filed

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                                 GULFSTAR ENERGY, CORPORATION


                                           By:      /s/Robert McCann
                                                    ----------------
                                                       Robert McCann,
                                                       Chief Executive Officer


Date: November 30, 2010